Exhibit 10.5

WARRANT AGREEMENT

This WARRANT AGREEMENT (this “Warrant”) is dated as of August 28, 2013, between DAYBREAK OIL AND GAS, INC., a Washington corporation with its chief executive offices located at 601 W. Main Ave., Suite 1017, Spokane, Washington 99201 (the “Company”), and MAXIMILIAN INVESTORS LLC, a Delaware limited liability company with an address of 152 West 57th Street, 54th Floor, New York, New York 10019 (together with any successors or assigns, the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue a three (3) year warrant to the Subscriber to purchase shares of the Company’s common stock, $0.001 par value (the “Common Stock”), on the terms and conditions set forth herein, and the Subscriber desires to acquire such warrant (“Warrant” as used herein means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant).

NOW, THEREFORE, in consideration of the foregoing premises, the payment by the Subscriber to the Company of an aggregate of Ten Dollars and No Cents ($10.00), the agreements herein set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Grant.  The Subscriber is hereby granted the right to purchase, at any time from the date hereof until 5:00 P.M., New York City time, on the date which is three (3) years from the date hereof (the “Warrant Exercise Term”), up to a number of shares of Common Stock (the “Shares”) equal to the Warrant Percentage (as defined below) of the Fully Diluted Shares of Common Stock of the Company (as defined below), subject to the limitations in this Section 1, at an exercise price (subject to adjustment as provided in paragraph 6 hereof) equal to $0.10 per share (the “Exercise Price”).  For purposes of this Warrant, the “Warrant Percentage” shall mean nine and ninety-nine one-hundredths percent (9.99%).  As used herein, the term “Fully Diluted Shares of Common Stock of the Company” means the aggregate number of shares of Common Stock outstanding on a pro forma basis on the date hereof after giving effect to the exercise of all options and warrants and the conversion of all  convertible Preferred Stock and convertible debt outstanding on the date hereof all as set forth on the capitalization schedule provided by the Company (the “Pro Forma Cap Table”).

2.

Warrant Certificates.  The warrant certificates (the “Warrant Certificates”) delivered and to be delivered pursuant to this Warrant shall be in the form set forth as Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Warrant.

3.

Exercise of Warrants.

3.1

Cash Exercise.  The Warrants initially are exercisable at the Exercise Price per Share, payable in cash or by certified or official bank check to the order of the Company, or any combination of cash or certified or official bank check, subject to adjustment as provided in paragraph 6 hereof.  Upon surrender of the Warrant Certificate with the duly executed Form of Election to Purchase in the form set forth on Exhibit B attached hereto and made a part hereof, together with payment of the Exercise Price for the Shares purchased at the Company’s principal offices, currently located at 601 W. Main Ave., Suite 1017, Spokane, Washington 99201, the registered holder of a Warrant Certificate (“Holder” or “Holders”) shall be entitled to receive a certificate or certificates for the Shares so purchased.  The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants).  In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

4.

Issuance of Certificates.

4.1

Issuance.  Upon the exercise of the Warrants, the issuance of certificates for the Shares shall be made forthwith (and in any event within five (5) business days thereafter) without any charge to the Holder thereof (other than payment of the Exercise Price) including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of paragraph 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.2

Form of Certificates.  The Warrant Certificates and certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company.  Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.  The Warrant Certificates and, upon exercise of the Warrants, in part or in whole, certificates representing the Shares shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

5.

Restriction on Transfer of Warrants.  The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof, and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part without complying with the Act (as defined below) and applicable state securities laws.  In connection with the transfer or exercise of Warrants, the Transferee and Holder agree to execute any documents which may be reasonably required by counsel to the Company to comply with the provisions of the Act (as defined below) and applicable state securities laws.

6.

Adjustments.

6.1

Adjustment to Number of Shares Upon Reclassification, Consolidation, Merger, etc.  In case of any reclassification of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holders shall thereafter have the right to receive, upon exercise of the Warrant,  the kind and number of shares of stock and other securities and property that such Holders would have been entitled to receive upon such reclassification, consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior to any record date for such event.

6.2

Adjustment to Exercise Price and Shares Upon Dividend, Subdivision or Combination of Common Stock. If the Company shall, at any time or from time to time after the date hereof, (i) pay a dividend or make any other distribution upon the Common Stock payable in shares of Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to any such dividend, distribution or subdivision shall be proportionately reduced and the number of Shares issuable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares issuable upon exercise of this Warrant shall be proportionately decreased. Any adjustment under this paragraph 6.2 shall become effective at the close of business on the date the dividend, subdivision or combination becomes effective.

7.

Exchange and Replacement of Warrant Certificates.

7.1

Exchange.  Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

7.2

Replacement.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

8.

Elimination of Fractional Interests.  The Company shall not be required to issue certificates representing fractions of shares of Common Stock.  As to any fraction of a Share that the Subscriber would otherwise be entitled to purchase upon exercise of this Warrant, the Company shall pay to the Subscriber an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the closing sales price of one share of the Common Stock as quoted on the Pink OTC Markets on the business day prior to the exercise date.

9.

Reservation and Listing of Securities.  The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof.  The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price thereof, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

10.

Notices to Warrant Holders.  Nothing contained in this Warrant shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.  If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

(a)

the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)

the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)

a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up, or sale.  Such notice shall specify such record date or the date of closing of the transfer books, as the case may be.  Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up, sale or change of control.

11.

Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, telecopied or mailed by registered or certified mail, return receipt requested:

(a)

If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

(b)

If to the Company, to the address set forth in paragraph 3 of this Warrant or to such other address as the Company may designate by notice to the Holders.

12.

Supplements and Amendments.  This Warrant shall not be amended without the approval of the Holder in writing.

13.

Successors.  All the covenants and provisions of this Warrant by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

14.

Termination.  This Warrant shall terminate at the close of business on the date which is three (3) years from the date hereof.  Notwithstanding the foregoing, this Warrant will terminate on any earlier date when all Warrants have been exercised.

15.

Governing Law.  This Warrant and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York with respect to contracts made and to be wholly performed in said State and for all purposes shall be construed in accordance with the laws of said State without regard to the principles of conflicts of law thereof that would defer to the substantive laws of another jurisdiction.  The Company and the Holder of the Warrant Certificates (i) agree that any legal suit, action or proceeding arising out of or relating to this Warrant shall be instituted exclusively in the state or federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”), (ii) waive any objection which the they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York Courts in any such suit, action or procedure.  The Company and the Holder of the Warrant Certificates, Warrants or the Shares further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York Courts, and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding.  In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney’s fees.

16.

Benefits of This Warrant.  Nothing in this Warrant shall be construed to give to any person or corporation, other than the Company and the Holder and any other registered holder or holders of the Warrant Certificates, Warrants or the Shares, any legal or equitable right, remedy or claim under this Warrant; and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and any other holder or holders of the Warrant Certificates, Warrants or the Shares.

17.

Preservation of Rights.  The Company will not, by amendment of its articles of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the rights represented hereby or thereby, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against dilution or other impairment.

18.

Counterparts.  This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed, as of the day and year first above written.

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

MAXIMILIAN INVESTORS LLC, a Delaware limited liability company, as “Subscriber”

By:	/s/ ROBERT M. LEVY
Name: Robert Maximilan Levy
Title: Portfolio Manager

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES, OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

EXERCISABLE ON OR BEFORE

5:00 P.M., NEW YORK TIME, August 28, 2016

No. W- 082813	6,122,552 Warrants

WARRANT CERTIFICATE

This Warrant Certificate certifies that MAXIMILIAN INVESTORS LLC or registered assigns is the registered holder of six million, one hundred twenty-two thousand, five hundred fifty-two (6,122,552) Warrants to purchase, at any time from August 28, 2013 until 5:00 P.M.  New York City time on August 28, 2016 (“Expiration Date”) up to six million, one hundred twenty-two thousand, five hundred fifty-two (6,122,552) shares (“Shares”) of fully-paid and nonassessable common stock, no par value (“Common Stock”), of Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), at the initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $0.10 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of August 28, 2013 (“Warrant Agreement”) between the Company and the Subscriber therein.  Payment of the Exercise Price may be made in cash, by certified or official bank check in New York Clearing House funds payable to the order of the Company, or any combination of cash or certified or official bank check, in accordance with paragraph 3 of the Warrant Agreement.

No Warrant may be exercised after 5:00 P.M., New York City time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to in a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants.

The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted.  In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax, or other governmental charge imposed in connection therewith.

Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

EXHIBIT B

FORM OF ELECTION TO PURCHASE

The undersigned registered owner of this Warrant hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______ Shares and herewith tenders in payment for such Shares cash or a certified or official bank check payable in New York Clearing House Funds to the order of _____________________ in the amount of $_______ all in accordance with the terms this Warrant.

The undersigned requests that a certificate for such Shares be registered in the name of ____________________, whose address is _____________________ and that such Certificate be delivered to _____________, whose address is ___________________________.

The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

Name of Registered Owner

Signature of Registered Owner

Street Address

City, State, Zip

IRS Identification Number/Social Security Number

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.